Exhibit 99.1

Zedge Announces Fourth-Quarter and Full-Year Fiscal 2022 Results

Full-year revenue of $26.5 million (+36%), net income of $9.7 million (+18%) and adjusted EBITDA1 of $12.4 million (+24%)

New York, NY – November 14, 2022: Zedge, Inc. (NYSE AMERICAN: ZDGE), a leader in building marketplaces and games around digital content that enable self-expression, today announced results for its fourth-quarter and fiscal year 2022, ended July 31, 2022.

“Fiscal 2022 was a strong year for Zedge with 36% revenue growth, nearly $12 million in operating income, which included a one-time, non-cash benefit of $4 million and over $12 million in adjusted EBITDA,” said Jonathan Reich, chief executive officer. “During the year, we completed several key initiatives, including the acquisitions of GuruShots and Emojipedia, the introduction of our ‘NFTs Made Easy’ platform, the localization and redesign of emojipedia.com; and the Applovin MAX ad mediation migration. Additionally, we announced an authorization to repurchase 1.5 million shares of our common stock.”

Fiscal 2022 Highlights

Financial (includes ~4 months of GuruShots results)

•	Grew revenue by 35.6% to $26.5 million;

•	GAAP net income and EPS of $9.7 million and $0.65, respectively;

•	Adjusted EBITDA of $12.4 million;

•	Cash flow from operations of $11.5 million; and

•	Zedge Premium Gross Transaction Value (GTV)[2] increased 59.7% to $1.5 million.

M&A

•	Acquired GuruShots in April 2022; and

•	Acquired Emojipedia in August 2021.

Products

Zedge Ringtones and Wallpapers App

•	Introduced ‘NFTs Made Easy,’ an eco-friendly, currency agnostic, all-in-one platform that enables Zedge Premium artists to self-publish, mint and sell NFTs to our customers with a click of a button without the need for cryptocurrency expertise; and

•	Introduced ‘MyZedge,’ a suite of social and community features within the Zedge App.

Operations

•	Migrated to Applovin’s MAX ad mediation platform; received a $2 million integration payment and saw improved ad performance.

Select Financial Metrics: Fourth-Quarter and Fiscal 2022 versus Fourth-Quarter and Fiscal 2021*
(in $M except for EPS)	Q4 ’22	Q4 ’21	Change	YTD 2022	YTD 2021	Change
Total Revenue	$7.4	$5.2	40.7%	$26.5	$19.6	35.6%
Advertising Revenue	$4.4	$4.1	5.4%	$18.9	$15.9	18.5%
Gaming Revenue	$1.4	$0.0	nm	$1.7	$0.0	nm
Subscription Revenue	$0.9	$1.0	-3.7%	$3.7	$3.3	13.0%
Other Revenue	$0.7	$0.2	355.3%	$2.2	$0.5	334.8%
Operating Income	$4.8	$2.2	117.0%	$11.8	$7.8	51.7%
Operating Margin	65.1%	42.2%		44.6%	39.9%
Net Income	$4.5	$2.5	83.0%	$9.7	$8.2	17.8%
Diluted Earnings Per Share	$0.31	$0.17	82.4%	$0.65	$0.59	10.2%
Adjusted EBITDA	$2.2	$2.9	-22.8%	$12.4	$9.9	24.4%
Cash Flow from Operations	$0.2	$2.4	-92.6%	$11.5	$10.1	13.4%
Zedge Premium - Gross Transaction Value (GTV)	$0.34	$0.27	22.6%	$1.51	$0.95	59.7%

*	numbers may not add due to rounding

Select Zedge App Metrics: Fourth-Quarter Fiscal 2022 versus Fiscal 2021*
(in MM except for ARPMAU and where noted)	Q4 ’22	Q4 ’21	Change
Total Installs - Cumulative	569.0	510.7	11.4%
MAU	32.0	34.4	-7.0%
Well-developed Markets	7.3	8.5	-14.1%
Emerging Markets	24.7	25.9	-4.6%
ARPMAU	$0.058	$0.050	16.6%
Active Subscriptions (in 000s)	692	752	-8.0%

*	numbers may not add due to rounding

Trended Financial Information*
(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q121	Q221	Q321	Q421	Q122	Q222	Q322	Q422	FY 2020	FY 2021	FY 2022
Total Revenue	$3.8	$5.3	$5.3	$5.2	$6.0	$6.9	$6.2	$7.4	$9.5	$19.6	$26.5
Advertising Revenue	$3.0	$4.4	$4.3	$4.2	$4.6	$5.4	$4.5	$4.4	$7.4	$15.7	$18.9
Gaming Revenue	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.3	$1.4	$0.0	$0.0	$1.7
Subscription Revenue	$0.7	$0.8	$0.9	$1.0	$1.0	$1.0	$0.9	$0.9	$1.6	$3.2	$3.7
Other Revenue	$0.1	$0.1	$0.1	$0.2	$0.5	$0.5	$0.5	$0.7	$0.5	$0.5	$2.2
Operating (loss) Income	$1.1	$2.5	$2.0	$2.2	$2.6	$3.1	$1.3	$4.8	($0.4)	$7.8	$11.8
Net (loss) Income	$1.0	$2.3	$2.4	$2.5	$2.1	$2.3	$0.8	$4.5	($0.6)	$8.2	$9.7
Diluted Earnings (Loss) Per Share	$0.08	$0.17	$0.17	$0.17	$0.14	$0.16	$0.05	$0.31	($0.05)	$0.59	$0.65
Adjusted EBITDA	$1.6	$3.1	$2.4	$2.9	$3.3	$4.0	$2.9	$2.2	$1.5	$9.9	$12.4
Cash Flow from Operations	$1.5	$2.3	$4.0	$2.4	$2.7	$3.0	$5.6	$0.2	$2.1	$10.1	$11.5
Zedge Premium – GTV	$0.21	$0.21	$0.25	$0.27	$0.33	$0.43	$0.41	$0.34	$0.73	$0.95	$1.51
MAU	32.4	35.4	34.5	34.4	34.2	36.3	32.1	32.0	nm	nm	nm
Well-developed Markets	9.2	9.5	8.9	8.5	8.4	8.5	7.5	7.3	nm	nm	nm
Emerging Markets	23.2	25.9	25.6	25.9	25.8	27.8	24.6	24.7	nm	nm	nm
ARPMAU	$0.036	$0.049	$0.049	$0.050	$0.053	$0.060	$0.052	$0.058	nm	nm	nm
Active Subscriptions (in 000s)	609	711	753	752	763	762	713	692	504	752	713

nm = not measurable/meaningful

*	numbers may not add due to rounding

[1]	Throughout this release, adjusted EBITDA is a Non-GAAP financial measure intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Zedge’s formulation of adjusted EBITDA and reconciliations to the most directly comparable GAAP measure.

[2]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge as an investment.

•	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30-days of the relevant period, is useful for evaluating consumer engagement with our App which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

•	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through the Zedge Premium Marketplace. As Zedge Premium is an internal focus for growth, we believe that this metric will help investors evaluate the progress we are making in growing this part of our business.

•	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is a useful statistic in evaluating how well we are monetizing our user base.

•	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions, and subscriptions in free trials, grace periods, or account hold.

•	Total Installs - Cumulative is a measure of the cumulative number of times our Zedge App has been downloaded since inception.

Strategic Update

“Zedge is building a strategic flywheel that leverages the synergies of a “gaming and marketplace” dynamic across our portfolio, engaging communities of consumers with content that provides value across a multitude of online and mobile platforms, including social networks, messaging, and gaming. This approach connects creators with friendly competition, community and commerce. To execute this vision, we are investing resources in several key initiatives that, when taken together, are expected to drive long-term, sustainable growth and profits,” continued Reich.

Data

Zedge recently hired a seasoned executive to head all data initiatives, including data collection, cleaning, analytics, model building and deployment for the entire Company. Organizing these efforts in one group will enable a unified data approach to drive improved monetization, marketing, product development, data science and business intelligence.

Product Initiatives

GuruShots

GuruShots has three key product initiatives that have or are scheduled to launch in time for the holidays.

The first is improving customer onboarding to drive more first-time purchasers. Although early, the new onboarding experience has yielded a more than 35% rise in converting installs to first-time paying players, which is a key gauge of measuring the success of driving users to paying players that generate revenue and positive ROI.

The second is the ‘Learn’ feature, a feed of engaging short-form educational videos focused on techniques and tips to improve photo-taking skills. The Company envisions ‘Learn’ as a potential entry point for offering a subscription layer in GuruShots.

The final initiative is ‘Battles,’ a feature designed to draw consumers into gameplay immediately by offering competitions to a limited number of players at one time that only last for a few minutes. The goal is to allow newbies to experience gameplay immediately, lowering the learning curve, addressing a broader target audience and maturing the game economy by introducing an in-game currency.

Zedge App

Zedge has taken several steps towards overhauling the Zedge App, the first being a 360-degree review of all items relating to enhancing the customer experience to improve engagement. This overhaul will be an ongoing effort that should bear incremental gains over time.

For Zedge Premium, the Company will continue to evolve its ‘NFTs Made Easy’ platform, including adding features such as drop dates, trading and paying with crypto.

Marketing

Historically, Zedge has not invested materially in paid marketing initiatives. However, with the acquisition of GuruShots, the Company is now investing heavily in user acquisition and re-engagement campaigns for GuruShots and the Zedge App. In addition, the Company will soon initiate cross-marketing initiatives to entice GuruShots players to become Zedge Premium artists, which should help expand the portfolio.

Emojipedia

With much of the heavy lifting done in fiscal 2022, growing Emojipedia’s high-margin revenue streams is the priority for fiscal 2023. This includes improving its ad tech stack and continuing its localization efforts with additional language expansion and new feature introductions.

Fiscal 2023 Commentary

“Overall, we see fiscal 2023 as a foundational year dedicated to unlocking the standalone value of GuruShots and the Zedge App, as well as the synergistic opportunities available to us by connecting the 4 “C”s, mainly community, creators, competitions and commerce. Taken together, we expect these initiatives to drive sustainable growth over the next several years. However, as a consumer-driven company, we remain cautious over the near term due to geo-political, macro-economic and industry-specific concerns. Accordingly, we will act promptly to mitigate risk as we target top-line growth and company-wide profits for fiscal 2023,” concluded Reich.

Earnings Announcement and Supplemental Information

Zedge’s earnings release will be filed on Form 8-K and posted on the Zedge investor relations website (investor.zedge.net) at approximately 4:10 p.m. Eastern on November 14, 2022. Management will host an earnings conference call beginning at 10:00 a.m. Eastern on November 15, 2022. Management’s presentation of the results, outlook and strategy will be followed by Q&A with investors.

Live Call Information:

Toll Free Dial-in: 877-545-0523 or International: 973-528-0016

Participant Access Code: 442715

Webcast: https://www.webcaster4.com/Webcast/Page/2205/46791

Replay:

Following the call a replay will be available:

Toll Free Dial-in: 877-481-4010 or International: 919-882-2331

Replay access code: 46791.

About Zedge

Zedge builds marketplaces and games around digital content that people use to express themselves. We monetize our user base through advertising, subscriptions, and a virtual token-based economy. Our leading products are the GuruShots photography game and Zedge’s freemium digital content marketplace, which today offers mobile phone wallpapers, video wallpapers, ringtones, and notification sounds. The synergy between the game and the marketplace unlocks additional engagement and enables our community to earn money from their artwork. We also own Emojipedia, a website that is the leading source of information about emojis. In May 2022, we served more than 40 million users. For more information, visit investor.zedge.net

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

July 31,	2022	2021
Assets
Current assets:
Cash and cash equivalents	$17,085	$24,908
Trade accounts receivable	2,411	2,545
Prepaid expenses	396	160

Total current assets	19,892	27,613
Property and equipment, net	1,660	1,980
Intangible assets, net	21,025	-
Goodwill	10,788	2,262
Deferred tax assets, net	861	477
Other assets	400	5,145
Total assets	$54,626	$37,477
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,180	$585
Deferred acquistion payment payable	962	-
Contingent consideration-current portion	215	-
Accrued expenses and other current liabilities	2,898	1,771
Deferred revenues	3,402	1,821
Total current liabilities	8,657	4,177
Contingent consideration-long term portion	1,728	-
Other liabilities	53	145
Total liabilities	10,438	4,322
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at July 31, 2022 and 2021	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 13,951 shares issued and 13,877 shares outstanding at July 31, 2022, and 13,923 shares issued and 13,865 ouststanding at July 31, 2021	139	139
Additional paid-in capital	43,609	41,664
Accumulated other comprehensive loss	(1,391)	(997)
Accumulated deficit	2,160	(7,554)
Treasury stock, 74 shares at July 31, 2022 and 58 shares at July 31, 2021, at cost	(334)	(102)
Total stockholders’ equity	44,188	33,155
Total liabilities and stockholders’ equity	$54,626	$37,477

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands, except per share data)

Year ended July 31,	2022	2021
Revenues	$26,545	$19,569
Costs and expenses:
Direct cost of revenues (exclusive of amortization of capitalized software and technology development costs included below)	1,641	1,194
Selling, general and administrative	15,061	9,311
Depreciation and amortization	1,966	1,261
Change in fair value of contingent consideration	(3,961)	-
Income from operations	11,838	7,803
Interest and other income, net	49	245
Net loss resulting from foreign exchange transactions	(281)	(2)
Income before income taxes	11,606	8,046
Provision for (benefit from) income taxes	1,892	(202)
Net income	$9,714	$8,248
Other comprehensive (loss) income:
Foreign currency translation adjustment	(394)	88
Total other comprehensive (loss) income	(394)	88
Total comprehensive income	$9,320	$8,336
Income per share attributable to Zedge, Inc. common stockholders:
Basic	$0.69	$0.63
Diluted	$0.65	$0.59
Weighted-average number of shares used in calculation of income per share:
Basic	14,177	13,156
Diluted	14,862	14,038

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Year Ended July, 31	2022	2021

Operating activities
Net income	$9,714	$8,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,966	1,261
Change in fair value of contingent consideration	(3,961)	-
Stock-based compensation	1,936	652
Deferred income taxes	(384)	(477)
PPP Loan forgiveness	-	(218)
Change in assets and liabilities:
Trade accounts receivable	371	(1,138)
Prepaid expenses and other current assets	(161)	257
Other assets	(6)	232
Trade accounts payable and accrued expenses	436	830
Deferred revenue	1,581	483
Net cash provided by operating activities	11,492	10,130
Investing activities
Payments for business combination, net of cash acquired	(17,422)	-
Payments for asset acquisitions	(917)	(4,776)
Capitalized software and technology development costs and purchase of equipment	(611)	(653)
Investment in private company	-	(50)
Net cash used in investing activities	(18,950)	(5,479)
Financing activities
Proceeds from sales of Class B Common Stock	-	15,000
Payment of issuance costs	-	(565)
Repayment of insurance premium loan payable	-	(181)
Proceeds from exercise of stock options	9	873
Purchase of treasury stock in connection with restricted stock vesting	(232)	(26)
Net cash (used in) provided by financing activities	(223)	15,101
Effect of exchange rate changes on cash and cash equivalents	(142)	45
Net (decrease) increase in cash and cash equivalents	(7,823)	19,797
Cash and cash equivalents at beginning of period	24,908	5,111
Cash and cash equivalents at end of period	$17,085	$24,908

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$2,362	$1
Cash payments made for interest expenses	$-	$3

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Contingent consideration fair value on acquisition date	$5,904	$-
Right-of-use assets acquired under operating leases	$86	$-
Acquistion of Emojipedia through release of escrow funds of $4,776, due to seller of $1,923 and legal fee of $12	$6,711	$-
Accounts receivable from certain Emojipedia websites collected by Seller	$45	$-
Note payable issued for insurance premium financing	$-	$181

Use of Adjusted EBITDA as a Non-GAAP Measure

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses. Adjusted EBITDA Margin is calculated by dividing adjusted EBITDA into reported revenue. These metrics represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that these measures are useful in evaluating our core operating results. However, adjusted EBITDA and adjusted EBITDA margin are not measures of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of Adjusted EBITDA to Net Income	Q121	Q221	Q321	Q421	Q122	Q222	Q322	Q422	FY 2020	FY 2021	FY 2022
Net Income	$1.0	$2.3	$2.4	$2.5	$2.1	$2.3	$0.8	$4.5	$(0.6)	$8.2	$9.7
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)
Provision for (benefit from) income taxes	$0.0	$0.3	$(0.5)	$(0.1)	$0.5	$0.7	$0.4	$0.2	$0.0	$(0.2)	$1.9
Depreciation and amortization	$0.4	$0.3	$0.3	$0.3	$0.4	$0.4	$0.4	$0.8	$1.6	$1.3	$2.0
EBITDA	$1.4	$2.9	$2.3	$2.7	$3.0	$3.4	$1.6	$5.5	$1.0	$9.3	$13.5
Change in fair value of contingent consideration	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$(4.0)	$0.0	$0.0	$(4.0)
Stock-based compensation	$0.2	$0.2	$0.1	$0.2	$0.3	$0.5	$0.5	$0.6	$0.5	$0.7	$1.9
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.0	$0.1	$0.7	$0.0	$0.0	$0.0	$0.9
Adjusted EBITDA	$1.6	$3.1	$2.4	$2.9	$3.3	$4.0	$2.9	$2.2	$1.5	$9.9	$12.4
Adjusted EBITDA Margin	43.8%	57.7%	44.8%	54.6%	54.7%	57.6%	46.0%	30.0%	15.9%	50.7%	46.6%

*	numbers may not add due to rounding